Exhibit 10.5
AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY
AGREEMENT
     This Amended and Restated Intellectual Property Security Agreement (the “Agreement”) is made as of September 27, 2005, by and between MATRIXX INITIATIVES, INC., a Delaware corporation (“Matrixx” or “Grantor”), and COMERICA BANK (“Secured Party”).
RECITALS
     A. Gum Tech International, Inc., a Utah corporation (“Gum Tech”), and Gel Tech, L.L.C., an Arizona limited liability company (“Gel Tech”), and Comerica Bank–California, a California banking corporation (“CBC”), previously entered into that certain Credit Agreement, dated as of May 29, 2002 (as amended to date, the “Prior Credit Agreement”).
     B. In order to secure the obligations owing to CBC under the Prior Credit Agreement, Gum Tech and CBC entered into that certain Intellectual Property Security Agreement dated as of May 29, 2002 (the “Prior Gum Tech IP Security Agreement”) and Matrixx and CBC entered into that certain Intellectual Property Security Agreement dated as of July 10, 2002 (the “Prior Matrixx IP Security Agreement”) (the Prior Gum Tech IP Security Agreement and the Prior Matrixx IP Security Agreement, each as amended to date, are collectively hereinafter known as the “Prior IP Security Agreements”).
     C. Gum Tech has merged with and into Matrixx and Matrixx is the surviving entity, and Gel Tech has changed its name to Zicam, LLC (“Zicam”).
     D. CBC has merged with and into Secured Party and Secured Party is the surviving entity.
     E. Grantor and Zicam, on the one hand, and Secured Party, on the other hand, are contemporaneously herewith entering into that certain Amended and Restated Credit Agreement, dated as of even date herewith (as may be at any time hereafter supplemented, modified, amended or restated, the “Loan Agreement”), which shall amend and restate the Prior Credit Agreement in its entirety.
     F. In order to induce Secured Party to enter into the Loan Agreement, and in consideration thereof, Grantor has agreed to amend and restate the Prior IP Security Agreements in their entirety in accordance with the terms and conditions of this Agreement.
     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:
     1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future indebtedness, obligations and liabilities to Secured Party, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following (all of which shall collectively be called the “Collateral”):

          (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);
          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
          (c) Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;
          (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);
          (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);
          (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;
          (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and
          (h) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and
          (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
     2. Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.
     3. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:
          (a) Grantor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business;

          (b) Performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor’s or other party’s consent and this Agreement constitutes an assignment;
          (c) During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business, or as set forth in this Agreement;
          (d) To the knowledge of Grantor, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;
          (e) Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;
          (f) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, to the extent commercially reasonable, (ii) use its commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate;
          (g) Grantor shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B, and C hereto, within thirty (30) days of the date of this Agreement. Grantor shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product prior to the sale or licensing of such product to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B, and C). Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral;
          (h) This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Grantor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement and the Loan Documents (as such term is defined in the Loan Agreement) upon making the filings referred to in clause (i) below;
          (i) Except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and, except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;
          (j) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.
          (k) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts if Grantor is required, in its commercially reasonable judgment to accept such provisions; and
          (l) Upon any executive officer of Grantor obtaining knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any of the Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.
          4. Secured Party’s Rights. Secured Party shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and expenses incurred in the reasonable exercise of its rights under this Section 4.
          5. Inspection Rights. Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, and subject to reasonably adapted procedures related to safety and security, any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.
     6. Further Assurances; Attorney in Fact.
          (a) On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.
          (b) Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:
               (i) To modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest;
               (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law; and
               (iii) After the occurrence of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the Arizona Uniform Commercial Code.
     7. Events of Default. The occurrence of any Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement.
     8. Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the Arizona Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any reasonable expenses (including reasonable attorneys’

fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including without limitation any reasonable expense incurred in disposing of the Collateral. All of Secured Party’s rights and remedies with respect to the Collateral shall be cumulative.
     9. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation attorneys fees and expenses), except to the extent that it is finally judicially determined that such obligations, demands, claims, liabilities, expenses or losses arise from or out of Secured Party’s gross negligence or willful misconduct.
     10. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
     11. Attorneys Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.
     12. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.
     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
     14. Arizona Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice of law provisions. Grantor and Secured Party consent to the exclusive jurisdiction of any state or federal court located in Maricopa County, Arizona. GRANTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
     15. No Novation. Grantor and Secured Party hereby agree that, effective upon the satisfaction or waiver in writing by Secured Party of all conditions precedent set forth in Section 4.1 of the Loan Agreement, this Agreement shall amend, restate and supersede in its entirety the Prior IP Security Agreements. Nothing herein contained shall be construed as a substitution or novation of the obligations of Grantor outstanding under the Prior IP Security Agreements, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Grantor or any guarantor from any of its obligations or liabilities under the Prior IP Security Agreements or any of the other original Loan Documents except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Address of Grantor:	GRANTOR:

4742 N. 24th Street, Suite 455	MATRIXX INITIATIVES, INC., a Delaware
Phoenix, Arizona 85016	corporation

	By:	/s/ William Hemelt

Name: William Hemelt
Its: Executive Vice President, CFO, Treasurer

Address of Secured Party:	SECURED PARTY:

COMERICA BANK, a Michigan Banking
corporation

Phelps Dodge Tower
1 North Central Avenue, Suite 1000	By:	/s/ William J. Kirschner

Phoenix, Arizona 85004-4469		Name: William J. Kirschner
Title: Assistant Vice President

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Amended and Restated Intellectual Property Security Agreement